EXHIBIT 16

           FUND NAME:  RODNEY SQUARE INTERNATIONAL EQUITY FUND

                     HYPOTHETICAL $10,000 INVESTMENT


For the Period November 2, 1987 (Commencement of Operations) through October 31, 1995

Value of Initial $10,000      = ($10,000 / beginning NAV) * Ending NAV
     Investment               = ($10,000 / $10.00) * $12.14
                              = $12,140.00

Value of Reinvested Income    = Shares Reinvested from Income Dividends
     Dividends                       * Ending NAV
                              = 31.54 * $12.14
                              = $382.90

Value of Reinvested Capital   = Shares Reinvested from Capital Gain
     Gain Distributions              Distributions * Ending NAV
                              = 247.07 * $12.14
                              = $2,999.43

TOTAL VALUE  =  $12,140.00 + $382.90 + $2,999.43 = $15,522.33



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           FUND NAME:  RODNEY SQUARE INTERNATIONAL EQUITY FUND
                         (STANDARDIZED RETURNS)


                                    1 YR       5 YR         INCEPTION
                                 ----------    ----         ---------
# YEARS IN PERIOD                      1         5          8.002740
AVERAGE ANNUAL TOTAL RETURN         (5.13)%    4.97%          5.11%
MAXIMUM SALES LOAD                   4.00%     4.00%          4.00%


FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)    -1      = T

($948.68/1,000)1  -1      = T
                (.0513)   = T
                 (5.13)%  = T


FOR THE PERIOD NOVEMBER 1, 1990 THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)      -1      = T

($1,274.38/1,000)**(1/5) -1 = T
                    .0497   = T
                     4.97%  = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------
Average Annual Total Return
---------------------------

(ERV/P)**(1/N)         -1       = T

($1,490.14/1,000)1/8.002740 -1  = T
                        .0511   = T
                         5.11%  = T


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FUND NAME:  RODNEY SQUARE INTERNATIONAL EQUITY FUND
                  (NON-STANDARDIZED RETURNS)

                                    1 YR       5 YR         INCEPTION
                                 ----------    ----         ---------
# YEARS IN PERIOD                      1         5          8.002740
CUMULATIVE TOTAL RETURN
  (Excluding Maximum Sales Load)    (1.18)%    32.75%        55.22%
CUMULATIVE TOTAL RETURN
  (After Deducting Maximum
     Sales Load)                    (5.13)%    27.44%        49.01%
AVERAGE ANNUAL TOTAL RETURN         (1.18)%     5.83%         5.65%
MAXIMUM SALES LOAD                   4.00%      4.00%         4.00%


FOR THE FISCAL YEAR ENDED OCTOBER 31, 1995
------------------------------------------------------------------------
Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------

(ERV/P)  - 1             = T        (ERV/P)**(1/N)    -1     = T

($988.21/1,000)   -1     = T        ($988.21/1,000)1  -1     = T
                (.0118)  = T                        (.0118)  = T
                 (1.18)% = T                         (1.18)% = T

FOR THE PERIOD NOVEMBER 1, 1990 THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------

Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
(Excluding Maximum Sales Load)
------------------------------

(ERV/P)**(1/N)      -1      = T     (ERV/P)**(1/N)     -1    = T

($1,327.48/1,000)   -1      = T     ($1,327.48/1,000)1/5 -1  = T
                   .3275    = T                    .0583     = T
                    32.75%  = T                     5.83%    = T

Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)    -1          = T

($1,274.38/1,000) -1   = T
                .2744  = T
                27.44% = T


INCEPTION THROUGH OCTOBER 31, 1995
------------------------------------------------------------------------
Cumulative Total Return             Average Annual Total Return
-----------------------             ---------------------------
  (Excluding Maximum Sales Load)
  ------------------------------

(ERV/P)     -1       = T            (ERV/P)**(1/N)       -1         = T

($1,552.23/1,000) -1 = T            ($1,552.23/1,000)1/8.002740 -1  = T
               .5522 = T                                    .0565   = T
              55.22% = T                                     5.65%  = T



Cumulative Total Return  (After Deducting Maximum Sales Load)
-------------------------------------------------------------

(ERV/P)  -1 = T

($1,490.14/1,000)  -1    = T
                 .4901   = T
                 49.01%  = T

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